Weatherford International plc 70 Sir John Rogerson’s Quay Dublin 2, D02R296 Ireland

Our ref	13 June 2025
661725/62

Dear Addressee
Registration Statement on Form S-8 of Weatherford International plc

Introduction

We act as legal advisers to Weatherford International plc, a public limited company incorporated under the laws of Ireland with company number 540406 (the “Company”), which has asked us to give this Opinion as to certain matters of Irish law in connection with the filing by the Company on the date hereof of a registration statement on Form S-8 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with the U.S. Securities and Exchange Commission (the “Commission”).
Pursuant to the Registration Statement, the Company proposes to register an additional 2,656,146 ordinary shares of €0.001 each (nominal value) in the capital of the Company (such number of ordinary shares, being the “Additional Plan Shares”) that may be issued under the Company’s Fourth Amended and Restated 2019 Equity Incentive Plan, first adopted on 12 December 2019, as amended and restated on 13 April 2020, 30 October 2020, 18 January 2023 and 11 June 2025 (such plan, as so amended and restated, being, the “Plan”).
Basis of Opinion
For the purpose of giving this Opinion, we have examined the documents (including the corporate certificate), and have conducted the searches, listed in Schedule 1 (Documents and Searches) to this Opinion, together with such other materials as we have considered necessary or relevant as a basis for the opinions contained herein.

This Opinion is strictly limited to the matters expressly stated under the heading “Opinions”, below, and is not to be read as extending, by implication or otherwise, to any other matter. In particular, this Opinion does not deal with any tax matter or the tax consequences of any matter referred to in this Opinion, in the documents or other materials examined by us for the purpose of giving this Opinion, or otherwise. We express no opinion and make no representation or warranty as to any matter of fact.
We have not investigated or verified any of the facts or assumptions, or the reasonableness of any assumptions, statements or opinions contained or represented by any person in the documents or other materials examined by us for the purposes of giving this Opinion, nor have we attempted to determine if any relevant facts have been omitted from such documents or materials.
This Opinion is given with respect to the laws of Ireland in effect on the date hereof and is based on legislation published and cases fully reported before that date and our knowledge of the facts relevant to the opinions contained herein. For the avoidance of doubt, Ireland does not include Northern Ireland (which is a separate jurisdiction), and references to the laws of Ireland do not include the laws in force in Northern Ireland.
We have made no investigations of, and we express no opinion on, the laws of any jurisdiction other than Ireland, or the effect thereof. In particular, we have made no investigations of any reference to non-Irish laws in any document or other materials examined by us or the meaning of effect thereof, and any phrases used in any non-Irish law governed document examined by us have been construed by us as having the meaning and effect they would have if such document was governed by Irish law. We have assumed, without enquiry, that there is nothing in the laws of any jurisdiction other than Ireland which would, or might, affect the opinions contained herein, and that, insofar as the laws of any jurisdiction other than Ireland are relevant, such laws have been, or will be, complied with.
This Opinion is expressed as of the date hereof and we assume no obligation to update the opinions contained herein.
Opinions
Based upon, and subject to, the foregoing and the assumptions, qualifications and limitations set out in Schedule 2 (Assumptions), Schedule 3 (Qualifications) and elsewhere in this Opinion, we are of the following opinions:
1.The Company is a public limited company, duly incorporated and validly existing under the laws of Ireland.
2.The Additional Plan Shares, when allotted and issued in accordance with the terms and conditions of the Plan against receipt by the Company of the full consideration payable therefor, will, upon the entry of the name(s) of the relevant allottee(s) in the register of members of the Company as the registered holder(s) thereof (in each case credited as fully paid-up) be validly issued, fully paid-up and non-assessable. “Non-assessable” is a phrase which has no defined meaning under Irish law, but, for the purposes of this Opinion, shall mean the registered holders of such Additional Plan Shares are not subject, solely by virtue of their shareholdings, to calls for additional payments of capital on such shares). As a matter of Irish law, a share in an Irish incorporated company is only issued when it has been entered in the register of members of the relevant company.
Reliance
This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent.
Consent
We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the references to Matheson LLP therein. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.
Governing Law
This Opinion and the opinions contained herein are governed by, and construed in accordance with, the laws of Ireland.
Yours sincerely

/s/ Matheson LLP

MATHESON LLP

Schedule 1

Documents and Searches

For the purposes of giving this Opinion, we have examined the documents (including the corporate certificate) and have conducted the searches listed below.
1.The final form of the Registration Statement to which this Opinion is to be filed as an exhibit.
2.A copy of the Plan, attached as an exhibit to the Company’s current report on Form 8-K filed with the Commission on 13 June 2025.
3.A copy of the Company’s 2025 definitive proxy statement on Schedule 14A filed with the Commission on 23 April 2025.
4.A certificate issued by the secretary of the Company dated the date of this Opinion:
(a)attaching a copy of each of the following documents certified as being true, complete and correct by the secretary:
(i)the Company’s certificate of incorporation dated 3 March 2014, certificate of incorporation on change of name dated 20 March 2014 and certificate of incorporation on re-registration as a public limited company dated 29 May 2014 (the “Certificates of Incorporation”);
(ii)the memorandum of association of the Company adopted on 10 December 2019 (the “Memorandum of Association”) and the articles of association of the Company adopted on 10 December 2019 (the “Articles of Association”, and together with the Certificates of Incorporation and the Memorandum of Association, the “Constitutional Documents”);
(iii)extracts from the minutes of meetings of the board of directors of the Company held on 17 April 2025 and 11 June 2025 (the “Board Minutes”); and
(iv)the minutes of the 2025 annual general meeting of the Company held on 11 June 2025, at which the members of the Company resolved, among other matters, to approve Amendment No. 4 to the Plan (the “AGM Minutes”); and
(b)certifying certain other matters, as set out therein, on which we have relied for the purpose of this Opinion.
3.Searches carried out by independent law researchers on our behalf against the Company on 12 June 2025: (a) in the Register of Winding-up Petitions maintained at the Central Office of the High Court of Ireland; (b) in the Judgments’ Office of the High Court of Ireland; and (c) on

the file of the Company maintained by the Registrar of Companies at the Irish Companies Registration Office (the “Companies Registration Office”) (the “Searches”).

Schedule 2

Assumptions

The opinions contained herein are given on the basis of the assumptions set out in this Schedule.
1.All signatures (including, for the avoidance of doubt, electronic signatures), initials, seals and stamps contained in, or on, any document examined by us are genuine.
2.All documents provided to us as originals are authentic and complete and all documents provided to us as copies (including, without limitation, any document provided to us as a .pdf (or any other format) attachment to an email) are complete and conform to the originals of such documents, and the originals of such documents are authentic and complete with all requisite seals and stamps affixed.
3.The contents of the documents (including the corporate certificate), the Searches and any other materials examined by us for the purposes of this Opinion are true and accurate as to factual matters, but we have made no independent investigation regarding such factual matters.
4.There have been no amendments to the Constitutional Documents.
5.The resolutions documented in the extracts from the Board Minutes were passed at properly convened, constituted and quorate meetings of the board of directors of the Company, and such resolutions have not, since their date of adoption, been amended, superseded or rescinded and are in full force and effect.
6.The members’ resolutions documented in the AGM Minutes were passed at a properly convened, constituted and quorate meeting of the members of the Company, and such resolutions have not, since their date of adoption, been amended, superseded or rescinded, and are in full force and effect.
7.All Additional Plan Shares will be allotted and issued, and all rights to subscribe for, to receive or to convert any security into, Additional Plan Shares (“Rights”) will be granted, in accordance with the terms and conditions of the Plan.
8.No Additional Plan Shares will be allotted and issued and no Rights will be granted under the Plan other than pursuant to a resolution of the board of directors of the Company, a committee or sub-committee of the board of directors of the Company to whom the board has delegated due authority or one or more officers of the Company to whom the board has delegated due authority in accordance with the terms of the Plan.

9.All Additional Plan Shares will be allotted and issued and all Rights will be granted under the Plan in good faith in the interests of the Company for the benefit of its members as a whole and for its legitimate business purposes.
10.The Company will have received the full consideration payable for any Additional Plan Shares prior to, or simultaneous with, their allotment and issue, and no Additional Plan Share will be allotted and issued for consideration that is less than its nominal value.
11.No Additional Plan Share will be allotted and issued for consideration that: (a) consists of an undertaking given by any person that he, she or another should do work or perform services for the Company or any other person; (b) includes an undertaking which is to be or may be performed more than five years after the date of the allotment; or (c) is not considered good or adequate at law.
12.No Additional Plan Shares will be allotted or issued fully or partly paid-up otherwise than in cash unless the provisions of sections 1028 to 1030 of the Companies Act 2014 of Ireland, as amended (the “Companies Act”) (which require an independent valuation of the non-cash consideration to be prepared by an expert and circulated to the proposed allottee(s)), are complied with in full.
13.At the time of the allotment and issue of any Additional Plan Shares, the Company will have a sufficient number of unissued ordinary shares in its authorised share capital, being at least equal to the number of Additional Plan Shares to be allotted and issued.
14.At the time of the allotment and issue of any Additional Plan Shares or, if earlier, the granting of any Rights, to the extent required: (a) the directors of the Company will, in accordance with section 1021 of the Companies Act, have been either specifically or generally authorised by the members of the Company to allot a sufficient number of “relevant securities” (within the meaning of that section), being at least equal to the number of Additional Plan Shares the subject of such allotment and issuance or Rights; and (b) the directors of the Company will, in accordance with section 1023 of the Companies Act, have been either specifically or generally empowered by the members of the Company to allot and issue such Additional Plan Shares or grant such Rights in respect thereof as if section 1022(1) of the Companies Act did not apply to such allotment and issuance or the granting of such Rights.
15.To the extent any Additional Plan Shares are being re-allotted off-market from treasury, the maximum and minimum prices of re-issue shall have been determined in advance at a general meeting of the Company in accordance with the requirements of section 1078 of the Companies Act.
16.The Company will not give any financial assistance, as contemplated by sections 82 and 1043 of the Companies Act for the purpose of the acquisition of any Additional Plan Shares pursuant to the Plan, save as permitted by, or pursuant to an exemption from the application of, the said sections 82 and 1043.
17.Each person to whom Additional Plan Shares are allotted and issued under the Plan will have the due and requisite capacity (and, if relevant, will have taken all necessary corporate action to be authorised) to be allotted and issued Additional Plan Shares (including upon the exercise or vesting of Rights) and to be registered in the register of members of the Company as the holder thereof.
18.To the extent any Additional Plan Shares to be allotted and issued pursuant to the Plan are proposed to be issued directly to Cede & Co., as the nominee of The Depository Trust Company (“DTC”), the Company will have satisfied all requirements of DTC for acceptance of the Additional Plan Shares as eligible for its depository and book entry transfer services.
19.The Plan and the transactions contemplated thereby and transfers and payments to be made thereunder are not and will not be affected or prohibited by any financial restrictions or sanctions imposed by the United Nations, the European Union or Ireland or which arise under any human rights, anti-terrorism, anti-corruption, anti-money laundering or exchange control laws and regulations of the European Union or Ireland, including, without limitation, any arising from orders made under the Financial Transfers Act 1992 of Ireland, the Criminal Justice (Terrorist Offences) Acts 2005 and 2015 of Ireland or the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 to 2021 of Ireland.
20.The information disclosed by the Searches was accurate and complete as of the date the Searches were made and has not been altered, the Searches did not fail to disclose any information which had been delivered for registration but which did not appear from the information available at the time the Searches were made or which ought to have been delivered for registration at that time but had not been so delivered and no additional matters would have been disclosed by additional searches being carried out since that time.
21.At the time of the allotment and issue of any Additional Plan Shares or, if earlier, the granting of any Rights, the Company will not have passed a voluntary winding-up resolution or a resolution to place the Company under court protection or to appoint a process adviser, and no petition will have been presented to, or order will have been made by, a court for the winding-up of the Company or to place the Company under court protection or for the appointment of a process adviser.

Schedule 3

Qualifications

The opinions contained herein are given subject to the qualifications set out in this Schedule.
1.A search in the Companies Registration Office will not reveal whether a petition has been presented to the Irish courts for the appointment of a liquidator or an examiner.
2.A search of the Register of Winding-up Petitions should reveal the existence of a petition for the appointment of a liquidator or an examiner but there may be a time lag between presentation and entry of particulars of the petition on the Register of Winding-up Petitions and accordingly a search of the Register of Winding-up Petitions may fail to reveal that any such petition has been presented. Furthermore in the case of certain smaller companies a petition for the appointment of an examiner may be presented to the Circuit Court and a search of the Register of Winding-up Petitions will not reveal the existence of such a petition.
3.A search in the Companies Registration Office should reveal the appointment of a liquidator, examiner, process adviser or receiver (whether by the Irish courts or, in the case of a liquidator, process adviser or a receiver, out of court). However, similarly there may be a time lag between the appointment and the filing of particulars of the appointment and accordingly a search in the Companies Registration Office may fail to reveal any such appointment.